Exhibit 99.1

GFI Group Inc. Announces Record First Quarter 2006 Results

•                  GAAP Revenues Rise to $185.6 Million
•                  GAAP Net Income Increases to $17.0 Million; Non-GAAP Net Income to $18.5 Million

•                  GAAP Diluted EPS is $0.59; Non-GAAP Diluted EPS is $0.64

New York, May 4, 2006 — GFI Group Inc. (Nasdaq: GFIG), an inter-dealer brokerage, market data and analytical software provider for global cash and derivative markets, today announced financial results for the 2006 first quarter ended March 31, 2006.

Highlights

•                  Total revenues increased 52% to $185.6 million for the first quarter of 2006 compared with the 2005 first quarter.

•                  The increase in first quarter 2006 revenues reflected a 53% increase in brokerage revenues compared with the first quarter of 2005 with substantial growth in all brokerage product categories and geographic regions.

•                  A major factor in the Company’s performance was the continued increase in the number of its brokerage personnel, which reached a total of 808 at March 31, 2006. That represents a net increase of 211 brokerage employees from the end of the 2005 first quarter and 31 more than at the end of the 2005 fourth quarter.

•                  Net income for the first quarter of 2006 rose 86% to $17.0 million, or $0.59 per diluted share, under GAAP and increased 68% to $18.5 million, or $0.64 per diluted share, on a non-GAAP basis compared with the first quarter of 2005.

Michael Gooch, Chairman and Chief Executive Officer of GFI, commented: “Our strong first quarter revenue growth reflected the 35% increase in brokerage personnel that we have achieved since the same quarter last year. Behind this increase was a substantial ramp-up in our capability in Asia Pacific, the addition of an expert energy brokerage team with our Starsupply Petroleum acquisition in the U.S. and the recent establishment of our Paris office with a talented team specializing in equity derivatives, cash equities and financial futures. We also added sector specific desks worldwide to increase our depth within each of our markets based on opportunity and customer need.

“Our technology and trading tools are an essential complement to the central role played by our brokerage force in our hybrid model. One of the tools added over the past year was CreditMatchTM, a credit derivatives electronic trading platform for our brokers and clients, which also contributed to our first quarter growth.

“Market factors also were favorable for GFI in the first quarter of 2006 including strong global credit derivatives and equity market activity, ongoing distress in the U.S. auto industry, global inflationary concerns and rising interest rates, and volatility in certain commodity markets.

“Overall we continued to execute on our strategy and had a good start to the year with our seasonally strong first quarter. In looking at the second quarter of 2006, we expect our brokerage revenues to meet or somewhat exceed our baseline growth target of 20% compared with the second quarter of 2005, which experienced very robust trading activity resulting from the pronounced credit volatility spikes following rating downgrades in the U.S. auto sector.”

Revenues

For the first quarter of 2006, GFI reported total revenues of $185.6 million, an increase of 52%, compared with $122.3 million in the first quarter of 2005. Excluding the $1.3 million of other loss due to the foreign exchange collars as described below under “Non-GAAP Financial Measures,” total first quarter 2006 non-GAAP revenues increased 53% over the first quarter of 2005 to $186.9 million.

Contributing to the total revenue growth compared with the first quarter of 2005 were increases in each of the Company’s brokerage product categories, with revenues for credit products up 38%, financial products up 50%, equity products up 97% and commodity products up 50%. First quarter 2006 commodity product revenues included the contribution of Starsupply Petroleum. The Company acquired substantially all of the operating assets of Starsupply on September 15, 2005. Revenues from analytics and data products in the 2006 first quarter were $5.2 million, a 4% decrease from the corresponding period of 2005.

By geographic region, first quarter 2006 brokerage revenues increased 47% in North America, 55% in Europe and 84% in Asia Pacific over the first quarter of 2005.

The Company noted that the first quarter of 2006 benefited from the Easter holiday falling in the second quarter of 2006 versus the first quarter in 2005, affecting overall market activity in comparable periods.

Expenses

For the first quarter of 2006, compensation and employee benefit expense was $116.8 million compared with $75.5 million in the first quarter of 2005. The increase was primarily attributable to a higher number of brokerage personnel as compared with the corresponding period in 2005 and the resulting increase in performance related brokerage bonuses.

On a GAAP basis, all other expenses for the 2006 first quarter were $39.5 million, an increase of 31% from the first quarter of 2005 and representing 21.3% of total GAAP revenues compared to 24.7% for the same period in 2005. As described below under “Non-GAAP Financial Measures”, the first quarter of 2006 included a $0.8 million accrual for the remaining rent and other related charges as a result of vacating the Company’s premises on Christopher Street in London in connection with the Company’s relocation to larger premises. The 2005 first quarter included a total of $3.4 million in non-operating charges also described below.  Excluding these items, all other non-GAAP expenses for the first quarter of 2006 were $38.7 million, or 20.7% of non-GAAP total revenues, compared with $27.5 million or 22.5% for the 2005 first quarter.

Earnings

For the first quarter of 2006, GFI reported an 86% increase in net income, which reached $17.0 million, or $0.59 per diluted share, compared with $9.2 million or $0.35 per diluted share in the first quarter of 2005. Excluding the non-operating or non-recurring items as summarized below under “Non-GAAP Financial Measures,” GFI’s first quarter 2006 non-GAAP net income rose 68% to $18.5 million or $0.64 per diluted share compared with non-GAAP net income of $11.0 million or $0.42 per diluted share in the first quarter of 2005.

Non-GAAP Financial Measures

To supplement GFI’s consolidated financial statements presented in accordance with GAAP for the first quarter ended March 31, 2006 and 2005, GFI used non-GAAP financial measures of revenues, expenses, net income and earnings per share, which were adjusted to exclude certain non-operating or non-recurring items. These non-GAAP measures supplement the presentation of GFI’s GAAP financial results and are provided because GFI’s management believes the exclusion of these items provides investors with meaningful supplemental information regarding GFI’s core operating results and a consistent basis for comparison between the periods presented. In the first quarter of 2006, the difference between GAAP and non-GAAP revenues was $1.3 million and the difference between GAAP and non-GAAP net income was $1.5 million.

The difference between GAAP and non-GAAP amounts for the first quarter of 2006 was the exclusion for non-GAAP purposes of:

•                  $1.3 million loss reclassified from accumulated other comprehensive loss into other income due to the foreign exchange collars. In the first quarter of 2005, GFI discontinued hedge accounting for a foreign exchange collar because the rates on the contract were renegotiated, resulting in a termination of the contract and the execution of a new contract. The new contract did not qualify for hedge accounting, resulting in all unrealized gains and losses on the contract being recorded directly to earnings. The new contract was settled on June 30, 2005 for a net realized gain of $1.1 million. Unrealized losses on the original contract will remain in accumulated other comprehensive loss on the balance sheet and will be reclassified into earnings over the term of the original contract. At March 31, 2006, there was $3.2 million before tax ($2.2 million after-tax) remaining in accumulated other comprehensive loss that will be recorded in earnings over the next three quarters.

•                  $0.8 million accrual for the remaining rent and related charges for a vacated London office.

•                  The effect of excluding these items would increase the Company’s income tax expense by $0.6 million.

The difference between non-GAAP and GAAP amounts for the first quarter 2005 was the exclusion for non-GAAP purposes of:

•                  $2.0 million non-cash charge associated with the revaluation to fair value of GFI’s purchase obligation for the remaining minority interest in Fenics Ltd.

•                  $0.6 million expense for accelerated depreciation for assets to be abandoned in connection with the termination of the leases for GFI’s primary London offices.

•                  $0.8 million in a non-cash equity compensation charge for the fair value of stock options vested at the completion of GFI’s initial public offering in January 2005.

•                  The effect of excluding these items would increase the Company’s income tax expense by $1.5 million.

Recent Events

In a separate announcement today, GFI Group announced the creation of the new position of Chief Operating Officer and reported that Ron Levi has been named to the position. As COO, Mr. Levi will report to Colin Heffron, GFI’s President, and will join the Company’s Executive Committee. Mr. Levi currently serves as Managing Director — Europe, a post he has held since January 2004. Mr. Levi joined the Company in 1993.

Conference Call

GFI has scheduled an investor conference call at 8:30 a.m. (Eastern Time) on Friday, May 5, 2006 to review its first quarter 2006 financial results and business outlook. Those wishing to listen to the live conference via telephone should dial 617-213-8850 in North America and +44-207-365-8426 in Europe and ask for the “GFI Group” conference call. A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Web site. For web cast registration information, please visit the Investor Relations page at http://www.gfigroup.com. Following the conference call, an archived recording will be available at the same site.

Supplementary Financial Information

GFI Group has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (www.GFIgroup.com) is a leading inter-dealer broker specializing in over-the-counter derivatives products and related securities. GFI Group Inc. provides brokerage services, market data and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,200 people with additional offices in Englewood, NJ, London, Paris, Hong Kong, Tokyo, Singapore and Sydney. GFI provides services and products to over 1,700 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFI™, Starsupply®, GFInet®, CreditMatch™ and FENICS®.

Forward-looking statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes, securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
GFI Group Inc.	Comm-Partners LLC
Christopher Giancarlo	June Filingeri
Executive Vice President - Corporate Development	203-972-0186
212-968-2992	junefil@optonline.net
investorinfo@gfigroup.com

Media Contact:
GFI Group Inc.

Alan Bright

Public Relations Manager

011-44-20-7877-8049

alan.bright@gfigroup.co.uk

- FINANCIAL TABLES FOLLOW -

GFI Group Inc. and Subsidiaries

Consolidated Statement of Income (unaudited)

(In thousands except share and per share data)

	Three Months Ended
	March 31,
	2006	2005
REVENUES:
Brokerage revenues:
Agency commissions	$136,910	$87,971
Principal transactions	41,060	28,112
Total brokerage revenues	177,970	116,083
Analytics and market data	5,194	5,402
Interest income	2,233	1,060
Other income (loss)	191	(251)
Total revenues	185,588	122,294

EXPENSES:
Compensation and employee benefits	116,845	75,477
Communications and quotes	7,653	5,799
Travel and promotion	7,531	5,761
Rent and occupancy	5,613	3,428
Depreciation and amortization	3,836	4,092
Professional fees	4,044	2,469
Clearing fees	5,477	3,371
Interest	1,752	1,244
Other expenses	3,556	4,009
Total expenses	156,307	105,650

INCOME BEFORE PROVISION FOR INCOME TAXES	29,281	16,644

PROVISION FOR INCOME TAX	12,298	7,490

NET INCOME	$16,983	$9,154

Basic earnings per share - Class A and Common stock	$0.61	$0.36
Diluted earnings per share	$0.59	$0.35

Weighted average shares outstanding - basic:
Class A common stock	—	1,964,615
Common stock	28,041,598	21,221,199

Weighted average shares outstanding - diluted	28,957,497	26,268,828

GFI Group Inc. and Subsidiaries
Consolidated Statement of Operations
As a Percentage of Total Revenues

	Three Months Ended
	March 31,
	2006	2005

REVENUES:
Brokerage revenues:
Agency commissions	73.8%	72.0%
Principal transactions	22.1%	23.0%
Total brokerage revenues	95.9%	95.0%
Analytics and market data	2.8%	4.4%
Interest income	1.2%	0.8%
Other income	0.1%	-0.2%
Total revenues	100.0%	100.0%

EXPENSES:
Compensation and employee benefits	63.0%	61.7%
Communications and quotes	4.1%	4.8%
Travel and promotion	4.1%	4.7%
Rent and occupancy	3.0%	2.8%
Depreciation and amortization	2.1%	3.3%
Professional fees	2.2%	2.0%
Clearing fees	3.0%	2.8%
Interest	0.9%	1.0%
Other expenses	1.9%	3.3%
Total expenses	84.3%	86.4%

INCOME BEFORE PROVISION FOR
INCOME TAXES	15.7%	13.6%

PROVISION FOR INCOME TAX	6.6%	6.1%

NET INCOME	9.1%	7.5%

GFI Group Inc. and Subsidiaries

Selected Financial and Statistical Data (unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2006	2005
Brokerage Revenues by Product Categories:
Credit	$71,273	$51,653
Financial	39,488	26,285
Equity	41,459	21,002
Commodity	25,750	17,143

Total brokerage revenues	$177,970	$116,083

Brokerage Revenues by Geographic Region:
North America	$83,328	$56,495
Europe	80,889	52,096
Asia	13,753	7,492

Total brokerage revenues	$177,970	$116,083

	March 31,	December 31,
	2006	2005
Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$128,447	$144,148
Total assets(1)	794,948	576,137
Total debt, including current portion	25,110	31,247
Stockholders’ equity	262,869	238,252

Selected Statistical Data:
Brokerage personnel headcount(2)	808	777
Employees	1,207	1,151
Number of brokerage desks(3)	160	150
Broker productivity for the quarter(4)	$222	$177

(1)                                       Total assets include receivables from brokers, dealers and clearing organizations of $416.9 and $208.9 million at March 31, 2006 and December 31, 2005, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations for these unsettled transactions.

(2)                                       Brokerage personnel headcount includes brokers, trainees and clerks.

(3)                                       A brokerage desk is defined as one or more individual brokers working together at a single location that provide brokerage services with respect to one or more specific financial instruments. Brokerage desks in different locations are considered separate desks even if they focus on the same financial instrument.

(4)                                       Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the period.

GFI Group Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(In thousands except per share data)

	Three Months Ended March 31,
	2006	2005
GAAP revenues	$185,588	$122,294
Hedge contracts (a)	1,327	—
Non-GAAP revenues	186,915	122,294

GAAP expenses	156,307	105,650
Non-operating adjustments:
Fenics Purchase Obligation	—	(2,030)
Equity compensation	—	(756)
Accelerated depreciation	—	(599)
Lease termination costs	(801)	—
Total (b)	(801)	(3,385)

Non-GAAP operating expenses	155,506	102,265

GAAP income before income tax provision	29,281	16,644
Sum of reconciling items = (a) - (b)	2,128	3,385
Non-GAAP income before income tax provision	31,409	20,029

GAAP income tax provision	12,298	7,490
Income tax benefit on non-operating loss (c)	638	1,523
Non-GAAP income tax provision	12,936	9,013

GAAP net income	16,983	9,154
Sum of reconciling items = (a) - (b) - (c)	1,490	1,862
Non-GAAP net income	$18,473	$11,016

GAAP basic net income per share	$0.61	$0.36
Basic non-operating income per share	$0.05	$0.06
Non-GAAP basic net income per share	$0.66	$0.42

GAAP diluted net income per share	$0.59	$0.35
Diluted non-operating income per share	$0.05	$0.07
Non-GAAP diluted net income per share	$0.64	$0.42